Exhibit 99.1

MicroVision Receives Nasdaq Global Market Listing Deficiency Notice

REDMOND, Wash.--(BUSINESS WIRE)--December 20, 2013--MicroVision, Inc. (NASDAQ:MVIS) announced today that it received a notice on December 17, 2013 from The Nasdaq Stock Market advising the company that for 30 consecutive business days preceding the date of the notice the company was not in compliance with the $50,000,000 minimum market value of listed securities required for continued listing on The Nasdaq Global Market pursuant to Nasdaq’s listing requirements. In accordance with Nasdaq’s listing rules, the company has 180 calendar days, or until June 16, 2014, to regain compliance with this requirement. This notification is simply a notice of deficiency, not of imminent delisting, and has no current effect on the listing or trading of MicroVision’s common stock on The Nasdaq Global Market.

During the 180-day compliance period, MicroVision can regain compliance if the market value of its listed securities closes at $50,000,000 or more for a minimum of 10 consecutive business days. The company could also regain compliance with Nasdaq’s continued listing requirements by reporting stockholders’ equity of $10 million or more. If the company does not regain compliance by June 16, 2014, Nasdaq will notify the company that its securities are subject to delisting.

The company’s key objectives are to secure customer commitments under the company’s Image by PicoP® licensing business model, to strengthen its supply chain to enable customers to bring products to market and to aggressively manage cash used in operations. The company believes the best way to regain compliance is to successfully execute on its strategy.

About MicroVision

MicroVision is the creator of PicoP® display technology, an ultra-miniature laser projection solution for mobile consumer electronics, automotive head-up displays and other applications. MicroVision’s patented display technology helps OEMs break down display boundaries and offer enhanced visibility to mobile experiences. Nearly two decades of research has led MicroVision to become an independently recognized leader in the development of intellectual property. MicroVision’s IP portfolio has been recognized by the Patent Board as a top 50 IP portfolio among global industrial companies and is also included in the Ocean Tomo 300 Patent Index. The company is based in Redmond, Wash.

For more information, visit the company’s website at www.microvision.com, on Facebook at www.facebook.com/MicroVisionInc or follow MicroVision on Twitter at @MicroVision.

MicroVision and PicoP are trademarks of MicroVision Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-looking Statements

Certain statements contained in this release, including those relating to MicroVision’s expectations, intentions or strategies, and those containing words such as “objectives” and “believes” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in the company’s forward-looking statements include, but are not limited to, the risk that MicroVision may not regain compliance with the continued listing standards of the Nasdaq Stock Market; capital market risks; our ability to raise additional capital when needed; our, or our customers’, failure to perform under open purchase orders; products incorporating our PicoP display engine may not achieve market acceptance, commercial partners or we may not perform under agreements as anticipated, our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company’s SEC reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

CONTACT:
MicroVision, Inc.
Dawn Goetter, 425-882-6629 (investors)
or
Edelman
Joanie Jones, 503-471-6863 (media/PR)